PROXY STATEMENT
==============================================================================


                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement         [ ]   Confidential, for Use of the
[ ]   Definitive Proxy Statement                Commission Only (as permitted
[ ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]   Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                            PRICELLULAR CORPORATION
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.
[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

            (1) Title of each class of securities to which transaction applies:
            (2) Aggregate number of securities to which transaction applies:
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            (4) Proposed maximum aggregate value of transaction:
            (5)Total fee paid:

[ ]         Fee paid previously with preliminary materials.
[ ]         Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:
==============================================================================


                            PriCellular Corporation
                             45 Rockefeller Center
                           New York, New York 10020



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      --------------------------------

               The 1997 Annual Meeting of the stockholders of PriCellular Corporation will be held at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York on Wednesday, May 14, 1997, at 10:00 a.m. for the following purposes:

            1. To elect directors.

            2. To consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation, approved and declared advisable by the Company's Board of Directors, which would increase the authorized number of shares of the Company's Class B Common Stock, par value $.01 per share, from 20,000,000 to 50,000,000 shares and thereby increase the authorized number of shares of all classes of the Company's stock, par value $.01 per share, from 130,000,000 to 160,000,000 shares.

            3. To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

               The Board of Directors has fixed the close of business on April 8, 1997, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

               Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

               If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

               Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                By Order of the Board of Directors


                                Kim I. Pressman
                                Secretary

New York, New York
April 15, 1997

                            PriCellular Corporation
                             45 Rockefeller Center
                           New York, New York 10020


                               -----------------
                                PROXY STATEMENT
                               -----------------


Introduction

               This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PriCellular Corporation, a Delaware corporation (the "Company"), for the 1997 Annual Meeting of the stockholders of the Company on May 14, 1997. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 15, 1997 to stockholders of record as of the close of business on April 8, 1997. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, Harris Trust Company of New York, 77 Water Street, New York, NY 10005 in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

               The Company's principal executive offices are located at 45 Rockefeller Center, New York, New York 10020.

Voting of Proxies

               Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposal 1. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation, (x) a plurality of the votes of the outstanding shares of the Company's Class A Common Stock, Class B Common Stock and Series A Cumulative Convertible Preferred Stock (the "Voting Shares"), voting together as a single class, entitled to vote and present, in person or by properly executed proxy, will be required to elect a nominated director and
(y) the affirmative vote of the holders of at least a majority of the votes of
(i) the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) the outstanding Voting Shares, voting together as a single class, will be required to approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation which would increase the authorized number of shares of Class B Common Stock from 20,000,000 to 50,000,000 shares and of all classes of stock from 130,000,000 to 160,000,000 shares.

               On April 8, 1997, the record date for the 1997 Annual Meeting, there were outstanding and entitled to vote 19,235,654 shares of Class A Common Stock of the Company, entitled to one vote per share, 19,170,736 shares of Class B Common Stock of the Company, entitled to ten votes per share, and 96,000 shares of Series A Cumulative Convertible Preferred Stock, entitled to
111.26 votes per share (based on the number of shares of Class A Common Stock into which it is convertible).

               Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1.  Election of Directors

               At the meeting, five directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees for reelection is set forth below.

               The accompanying proxy will be voted for the reelection of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

Nominees

               Robert Price has been a Director, President and Assistant Treasurer of the Company since 1990. Robert Price concurrently serves as and has been a director and the Chief Executive Officer and President of Price Communications ("Price Communications") since 1979. In 1992 Price Communications filed for protection from creditors pursuant to Chapter 11 of the United States Bankruptcy Code. Price Communications' Amended Plan of Reorganization was confirmed on June 11, 1992 and became effective on December 30, 1992. Robert Price, an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. After leaving public office, Robert Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Robert Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Robert Price serves as the Representative of The Majority Leader and President Pro Tem of the New York Senate and on the Board of Directors of the Municipal Assistance Corporation for the City of New York. Robert Price also has been appointed by Governor George Pataki of New York to a seven year term as a Member of the Board of Trustees of the City University of New York. Robert Price is also a Director and President of TLM Corporation. Robert Price was elected to the Company's Board of Directors as a nominee of the Price family pursuant to a stockholders agreement among the principal stockholders of the Company (the "Stockholders Agreement"). Robert Price is the father of Steven Price.

               Kim I. Pressman has been a Director, Vice President and Secretary of the Company since 1990. Ms. Pressman also served as the Treasurer of the Company from 1990 until December 1994. Ms. Pressman is a certified public accountant and is a graduate of Indiana University and holds an M.B.A. from New York University. Since 1990, she has served as Executive Vice President of Price Communications and is currently also a Director. Prior to joining Price Communications in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting Division of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is the Chairman and a Vice President and Treasurer of TLM Corporation. Ms. Pressman was elected to the Company's Board of Directors as a nominee of the Price family pursuant to the Stockholders Agreement.

               Steven Price has been the Chief Operating Officer and Senior Vice President of the Company since March 1997 and a Director of the Company since September 1996. From December 1994 to March 1997 he was a Senior Vice President, Corporate Development of the Company. Prior thereto, he was Director of Business Development of the Company since April 1993. From 1990 to 1993, Mr. Price was an attorney with Davis Polk & Wardwell. Prior thereto, Mr. Price was appointed by President Bush to serve in the U.S. State Department as Special Assistant to the Chief U.S. Nuclear Arms Negotiator and worked in the mergers and acquisitions department of Goldman, Sachs & Co. Mr. Price graduated magna cum laude from Brown University, where he was elected to Phi Beta Kappa, and has a J.D. degree from Columbia University. Steven Price is Vice President and Secretary of TLM Corporation and is the son of Robert Price.

                Brion B. Applegate has been a Director of the Company since June 1994. He is a founder and general partner of Spectrum, a venture capital fund specializing in communications and telecommunications investments. Prior thereto, he was a general partner of funds managed by Burr, Egan, Deleage & Co. Mr. Applegate serves on the board of several private communications entities. Mr. Applegate originally was elected to the Company's Board of Directors as Spectrum's nominee pursuant to the Stockholders Agreement.

               Scott M. Sperling has been a Director of the Company since February 1996. Mr. Sperling is a Managing Director of the Thomas H. Lee Company and a General Partner of its affiliated Equity Funds. Prior to this position, he served for ten years as the Managing Partner of the Aeneas Group Inc., the affiliate of the Harvard Management Company, responsible for all private capital market investments, including venture capital, company buyouts and real estate. From 1981-1984, Mr. Sperling was a Senior Consultant with the Boston Consulting Group, Inc. He holds an M.B.A. from Harvard Business School and a B.S. from Purdue University. He is a Director of Beacon Properties, Inc., Softkey International, KAI Inc., Livent, Inc. and several private companies. Mr. Sperling is also a member of the corporation for the Brigham and Womens Hospital and Medical Center and is the director of several charitable organizations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REELECTION OF DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Committees of the Board -- Board Meetings

               The Board of Directors held nine meetings, the Audit Committee held no meetings, the Compensation and Stock Option Committee held three meetings and the Executive Committee held nine meetings in 1996. All of the Directors attended at least 75% of the meetings of the Board and the respective Committees of the Board of which they are members.

               The Board of Directors has the following standing committees:

Audit Committee

               The Audit Committee recommends the annual engagement of auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. The Company anticipates that additional directors will be appointed to the Audit Committee as soon as practicable to ensure that a majority of the Audit Committee members are independent directors.

               Ms. Pressman serves as a member of the Audit Committee. The Company anticipates that additional directors will be appointed to the Audit Committee as needed to ensure that a majority of the Audit Committee members are independent directors.

Compensation and Stock Option Committee

               The Compensation and Stock Option Committee reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options.

               Mr. Applegate serves on the Compensation and Stock Option Committee. The Company anticipates that additional directors will be appointed to the Compensation and Stock Option Committee as needed to ensure that a majority of the Compensation and Stock Option Committee members are independent directors.

Executive Committee

               The by-laws of the Company provide for the establishment of an Executive Committee, which the Board of Directors has established. The by-laws provide that the Executive Committee shall consist of four members, one of which shall be designated by each of the Price family, AT&T Wireless Services, Inc. ("AT&T Wireless/McCaw"), Aeneas Venture Corporation ("Harvard Private Capital") and Thomas H. Lee Equity Fund III, L.P. (the "THL Equity Fund") except during any period in which there is a significant overlap between the PCS licensed areas directly or indirectly owned, operated or controlled by, or attributed to AT&T Wireless/McCaw, or any affiliate of either and the cellular geographic service areas directly or indirectly owned, operated or controlled by, or attributed to, the Company or any affiliate thereof, in which case it shall consist of three members, one of which shall be designated by each of the Price family, Harvard Private Capital and THL Equity Fund.

               The affirmative vote of the Executive Committee of the Company with no members voting against will be required to designate any class or series of Preferred Stock or incur any indebtedness other than trade indebtedness incurred in the ordinary course of the Company's business and other than indebtedness not in excess of $1,000,000. The right of AT&T Wireless/McCaw and the THL Equity Fund to nominate a member to the Executive Committee shall terminate (a) with respect to AT&T Wireless/McCaw on the earlier to occur of (i) April 28, 2001 or (ii) such time as the number of fully diluted shares held by AT&T Wireless/McCaw is less than 7% of the total number of fully diluted shares then outstanding and (c) with respect to THL Equity Fund at such time as the number of fully diluted shares held by THL Equity Fund and the other purchasers of shares of Class Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company is less than 4,375,000 (without giving effect to certain reductions to the conversion value provided in the certificate of designation to such shares and subject to appropriate adjustment for subdivision, combination, consolidation or reclassification of such shares into a greater or lesser number of shares). The right of Harvard Private Capital to nominate a director and member of the Executive Committee has terminated and Harvard Private Capital's nominee has resigned.

               The members of the Executive Committee are Messrs. Robert Price and Sperling.

Compensation of Directors

               Directors of the Company are not paid fees.

Executive Officers

               The following table sets forth certain information with respect to the executive officers of the Company.


      Name               Age    Office
---------------------    ---    -----------------------------------------------

Robert Price.........    64     Director, President and Assistant Treasurer
Stuart B. Rosenstein.    36     Senior Vice President, Chief Financial Officer,
                                Treasurer and Assistant Secretary
Kim I. Pressman......    40     Director, Vice President and Secretary
Steven Price.........    35     Director, Chief Operating Officer and Senior
                                Vice President


               Stuart B. Rosenstein has been a Senior Vice President since September 1996 and Chief Financial Officer and Assistant Secretary of the Company since December 1993. Mr. Rosenstein has also served as Treasurer of the Company since December 1994. From 1990 to December 1993, he was the Company's Controller and from 1990 to September 1996, he was a Vice President. Prior to that time, Mr. Rosenstein, a certified public accountant, was a senior manager with the accounting firm of Ernst & Young. Mr. Rosenstein has a B.S. degree from SUNY at Buffalo, where he graduated magna cum laude.


Stock Ownership of Certain Beneficial Owners and Management

               The following table provides certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 by
(i) each of the Company's directors and officers listed in the summary compensation table incorporated by reference herein, (ii) all directors and officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

                                                                             Beneficial Ownership of
                                                                          Class A and B Common Stock(1)
                                                                    --------------------------------------------
                                                                                 Percentage of     Percentage of
                                                                                    Combined          Combined
Name of Beneficial Owner                                              Shares        Classes            Voting
------------------------                                            ---------    -------------     -------------
Directors and Officers
Robert Price(2)............................................         7,109,545         17.4%              23.2
Stuart B. Rosenstein(3)....................................           233,005          0.6                0.1
Kim I. Pressman(4).........................................            77,735          0.2                0.1
Steven Price(5)............................................         4,037,138         10.4               17.8
Brion B. Applegate(6)......................................         3,318,046          8.5               10.3
Scott M. Sperling(7).......................................         6,635,671         14.7                3.0
All directors and officers as a group (6 persons)..........        20,420,282         41.8               45.5

Other 5% Stockholders

AT&T Wireless Services, Inc.(8)                                     6,537,544        17.0               19.8
  (formerly McCaw)
  5400 Carillon Point
  Kirkland, WA 98033
Aeneas Venture Corporation(9)                                       4,051,220        10.5               19.2
  (an affiliate of Harvard Private Capital Group, Inc.)
  600 Atlantic Avenue, 26th Floor
  Boston, MA 02210
The Thomas H. Lee Company(10)                                       6,635,671        14.7                3.0
  75 State Street
  Boston, MA 02109
Putnam Investments, Inc.(11)                                        5,355,114        12.6                2.5
  One Post Office Square
  Boston, MA 02109
Eileen Farbman(12)                                                  4,594,574        12.0               21.7
  c/o Suite 3200
  45 Rockefeller Plaza
  NY, NY 10020
Janus Capital Corp.(13)                                             3,449,619         9.0                1.6
  100 Fillmore Street
  Denver, CO 80206
Spectrum Equity Investors, L.P.(14)                                 3,318,046         8.5               10.3
  121 High Street, 26th Floor
  Boston, MA 02110
The Public School Employes' Retirement System(15)                   3,317,836         8.0                1.5
  5 North 5th Street, Box 125
  Harrisburg, PA 17108
Price Communications Corporation(16)                                3,618,860         9.0                8.7
  Suite 3200
  45 Rockefeller Plaza
  NY, NY 10020
Leo Farbman(17)                                                     1,523,436         4.0                7.2
  c/o Suite 3200
  45 Rockefeller Plaza
  NY, NY 10020
Alexandra Farbman(18)                                               1,523,436         4.0                7.2
  c/o Suite 3200
  45 Rockefeller Plaza
  NY, NY 10020
College Retirement Equities Fund(19)                                2,090,250         5.4                1.0
 730 Third Avenue
 NY, NY 10017

------------
(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Consists of 425,781 shares of Class B Common Stock owned directly by Robert Price, 1,317,858 shares of Class B Common Stock and 14,000 shares of Class A Common Stock held by Robert Price and Eileen Farbman, as joint tenants (see also footnote 12), 990,858 shares of Class B Common Stock held by Robert Price and Steven Price, as joint tenants (see also footnote 5), options to purchase 742,188 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are currently exercisable, 1,799,250 shares of Class A Common Stock held by Price Communications and warrants to purchase 1,819,610 shares of Class B Common Stock held by Price Communications that are currently exercisable (see also footnote 16).

(3) Consists of 3,906 shares of Class B Common Stock owned directly by Mr. Rosenstein, 4,178 shares of Class A Common Stock owned directly by Mr. Rosenstein, 5,078 shares of Class A Common Stock held by Mr. Rosenstein as custodian for his daughter, 195 shares of Class A Common Stock held by Mr. Rosenstein as custodian for his son and options to purchase 202,148 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are currently exercisable. Includes 17,500 options to purchase shares of Class A Common Stock held in custody for his children that are currently exercisable. Does not include options to purchase 141,406 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are not exercisable within 60 days.

(4)      Consists of 3,906 shares of Class B Common Stock owned directly by
         Ms. Pressman and options to purchase 48,829 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are currently exercisable. Does not include options to purchase
         53,125 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are not exercisable within 60 days. Includes 25,000 options to purchase shares of Class A Common Stock held in custody for her children that are currently exercisable.

(5) Consists of 2,685,109 shares of Class B Common Stock owned directly by Steven Price, 990,858 shares of Class B Common Stock held by Robert Price and Steven Price, as joint tenants (see also footnote
         2), 5,038 shares of Class A Common Stock owned directly by Steven Price and options to purchase 202,148 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are currently exercisable. Includes 103,985 options to purchase shares of Class A Common Stock and 50,000 shares of Class B Common Stock held in custody for his daughter. Does not include options to purchase 97,656 shares of Class A Common Stock granted pursuant to the Company's 1994 Stock Option Plan that are not exercisable within 60 days. Steven Price is the son of Robert Price.

(6) All of such shares are owned by Spectrum and attributed to Brion B. Applegate, a General Partner of Spectrum, pursuant to the definition of beneficial ownership provided in footnote 1.

(7) All of such shares are owned by The Thomas H. Lee Company and attributed to Scott M. Sperling, a Managing Director of The Thomas H. Lee Company, pursuant to the definition of beneficial ownership provided in footnote 1.

(8) Consists of 3,925,781 shares of Class B Common Stock and 2,611,763 shares of Class A Common Stock.

(9) Consists of 3,994,945 shares of Class B Common Stock currently outstanding and warrants to purchase 56,275 shares of Class B Common Stock that are currently exercisable. The per share price at which shares may be purchased pursuant to the warrants is $4.75 subject to adjustment.

(10) Consists of 6,675,865 shares of Class A Common Stock currently issuable (subject to adjustments) upon conversion of 54,728 shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") held by Thomas H. Lee Equity Fund III L.P. and 5,272 shares of Convertible Preferred Stock held by THL-CCI Investors Limited Partnership.

(11) Consists of 4,208,629 shares of Class A Common Stock issuable upon conversion of the Company's outstanding 10 3/4% Senior Subordinated Convertible Discount Notes due 2004 and 1,146,485 shares of Class A Common Stock. Information with respect to the shares of Class A Common Stock held is based on a Schedule 13G dated February 8, 1995, which reflects the collective beneficial ownership of Marsh & McLennan Companies, Inc., Putnam Investments, Inc. and its two wholly owned registered investment advisers (Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc.) and the Putnam New Opportunities Fund (the "Fund") (collectively, the "Putnam Entities"). According to the Schedule 13G, none of the Putnam Entities have the sole power to vote or dispose of any such shares of Class A Common Stock nor (except the Fund with respect to 506,250 of such shares) the shared power to vote any of such shares and all of the Putnam Entities have the shared power to dispose of such shares.

(12) Consists of 214,843 shares of Class B Common Stock and 1,000 shares of Class A Common Stock owned directly by Ms. Farbman, 1,317,859 shares of Class B Common Stock and 14,000 shares of Class A Common Stock held by Robert Price and Eileen Farbman, as joint tenants (see also footnote 2), 761,718 shares of Class B Common Stock held by Eileen Farbman and Leo Farbman, as joint tenants, 761,718 shares of Class B Common Stock held by Eileen Farbman and Alexandra Farbman, as joint tenants and 761,718 shares of Class B Common Stock held by Eileen Farbman as custodian for Leo Farbman UGTMA until age 21 and 761,718 shares of Class B Common Stock held by Eileen Farbman as custodian for Alexandra Farbman UGTMA until age 21 (see also footnotes 17 and 18). Eileen Farbman is the daughter of Robert Price.

(13)     Consists of 3,449,619 shares of Class A Common Stock.

(14) Consists of 2,055,988 shares of Class B Common Stock, 598,491 shares of Class A Common Stock currently outstanding and 621,500 shares of Class A Common Stock currently issuable upon conversion of 6,000 shares of the Convertible Preferred Stock.

(15) Consists of 3,317,836 shares of Class A Common Stock currently issuable upon conversion of 30,000 shares of the Convertible Preferred Stock.

(16) Consists of 1,799,250 shares of Class A Common Stock currently outstanding and 1,819,610 shares of Class B Common Stock issuable pursuant to warrants that are currently exercisable. See also footnote 2. The per share price at which shares may be purchased pursuant to the warrants is $5.01 subject to adjustment.

(17) Consists of 761,718 shares of Class B Common Stock held by Eileen Farbman and Leo Farbman, as joint tenants and 761,718 shares of Class B Common Stock held by Eileen Farbman as custodian for Leo Farbman UGTMA until age 21 (see also footnote 12). Leo Farbman is the son of Eileen Farbman and grandson of Robert Price.

(18) Consists of 761,718 shares of Class B Common Stock held by Eileen Farbman and Alexandra Farbman, as joint tenants and 761,718 shares of Class B Common Stock held by Eileen Farbman as custodian for Alexandra Farbman UGTMA until age 21 (see also footnote 12). Alexandra Farbman is the daughter of Eileen Farbman and granddaughter of Robert Price.

(19)     Consists of 2,090,250 shares of Class A Common Stock.


               Certain Relationships and Related Transactions

McCaw Registration Rights

               AT&T/McCaw is a principal stockholder of the Company, owning 3,925,781 shares of Class B Common Stock and 2,611,763 shares of Class A Common Stock. As of February 9, 1996, the Company has agreed, and [Harvard Private Capital], Spectrum, THL Equity Fund, THL-CCI Investors Limited Partnership ("THL-CCI"), The Public School Employes' Retirement System ("PSERS") and Dominion Cellular, Inc. ("Dominion") consented, to provide McCaw with certain registration rights (the "McCaw Registration Rights"). The McCaw Registration Rights are substantially the same as the Registration Rights (described below), except that McCaw will be entitled to one demand registration and participation rights in registrations proposed to be effected by the Company.

Other Registration Rights

               On February 9, 1996, the Company, Spectrum, THL Equity Fund, THL-CCI, PSERS and Dominion entered into an Amended and Restated Registration Rights Agreement (the "Registration Rights"), which superseded and canceled the Amended and Restated Registration Rights Agreement dated as of December 28, 1995 among the same parties. The agreement provides, subject to certain limitations, that Spectrum will have the right to one demand registration, Harvard Private Capital will have the right to two demand registrations, THL Equity Fund (together with THL-CCI) will have the right to two demand registrations and PSERS will have the right to two demand registrations. The minimum amount of securities that must be registered pursuant to these demand rights is, for each of Harvard, THL and PSERS, 20% of the Harvard registrable securities, the THL registrable securities and the PSERS registrable securities (or a lesser amount of shares whose aggregate offering price is expected to be at least $10 million), respectively, or, for Spectrum, 40% of the Spectrum registrable securities. In each demand registration, holders of registrable securities other than the holders initiating the registration may include their securities in such registration, subject to certain notice requirements. The Registration Rights further provide, subject to certain limitations, that in the event the Company proposes to register any of its equity securities in connection with a public offering, the Company will use its best efforts to have such registration cover all of the registrable securities, subject to certain notice requirements.

               Compensation of Executive Officers

               The following table sets forth the compensation earned in 1994, 1995, and 1996 by the Company's chief executive officer and each other executive officer whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1996.

                          Summary Compensation Table

                                                                                             Long-Term
                                                                                            Compensation
                                                               Annual Compensation             Awards
                                                                                             Number of
                                                                                             Securities
                                                                                             Underlying          All Other
Name and Principal Position                    Year          Salary        Bonus(1)          Options(2)         Compensation
------------------------------------------     ----         --------       --------          ----------         ------------
Robert Price, President...................     1996         $325,000       $325,000                 0                $0
                                               1995          237,500        210,000           180,664                 0
                                               1994                0              0           708,008                 0
Stuart B. Rosenstein, Vice President,
Chief Financial Officer...................     1996         $201,218       $135,000            43,750                $0
                                               1995          160,000        105,000           153,320                 0
                                               1994          136,750         45,150           146,484                 0
Steven Price, Chief Operating Officer
and Senior Vice President.................     1996         $195,609       $135,000                 0                $0
                                               1995          160,000        105,000           153,320                 0
                                               1994          136,750         20,150           146,484                 0


                     Option/SAR Grants in Last Fiscal Year

                               Individual Grants

                                                  Percent of
                                                    Total
                                 Number of         Options/                                       Potential Realizable
                                Securities           SARs                                               Value at
                                Underlying        Granted to                                         Assumed Annual
                                 Options/         Employees   Exercise or                            Rates of Stock
                                   SARs           in Fiscal   Base Price       Expiration          Price Appreciation
          Name                  Granted(#)           1996      ($/Share)          Date              For Option Term
------------------------        ----------        ----------  -----------      ----------       ------------------------
                                                                                                   5%             10%
                                                                                                --------        --------
Robert Price............            0                  0%         --               --              --              --
Steven Price............        43,750(3)             13%       $10.80          9/10/06         $297,063        $752,938
Stuart B. Rosenstein....            0                  0%         --               --              --              --

_______________
(1) Bonuses for 1995 were paid in April 1996 and bonuses for 1996 were paid in February 1997.



(2) The stock options have been restated to give effect to all stock splits.



(3) All of such options were granted in September 1996 and such options vest 1/3 per year until fully vested in September 1999. Such options have stock-for-stock exercise and tax withholding features, which allow the holder, in lieu of paying cash for the exercise price and any tax withholding, to have the Company commensurately reduce the number of shares to which he would otherwise be entitled upon exercise of such options.




            Aggregated Option/SAR Exercises in Last Fiscal Year and
                       Fiscal Year-End Option/SAR Values


                                                                   Number of
                                                                  Securities
                                                                  Underlying                     Value of
                                                                  Unexercised                  Unexercised
                                                                 Options/SARs                  In-the-Money
                                Shares                          at December 31,                Options/SARs
                               Acquired                             1996                   at December 31, 1996
                                  on            Value            Exercisable/                  Exercisable/
          Name                 Exercise        Realized          Unexercisable                Unexercisable
-------------------------     -----------      --------         ---------------            --------------------
Robert Price.............          0              0                854,492/0                  $6,515,868/$0
Stuart B. Rosenstein.....          0              0             202,148/141,406             $1,521,295/$697,616
Steven Price.............          0              0             202,148/97,656              $1,521,295/$666,991


Compensation Committee Interlocks and Insider Participation

               During all of 1996, the Compensation Committee was comprised of Mr. Applegate.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

               Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's executive officers and Directors, and beneficial owners of more than 10% of the Class A Common Stock of the Company, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and Directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company noted that no individual who, at any time during 1996, was a Director, officer or beneficial owner of more than 10% of the Class A Common Stock of the Company failed to file the reports required by Section
16(a) of the 1934 Act on a timely basis, except that (i) Stuart Rosenstein filed a Form 4 in November 1996, that was not timely filed, reporting two purchases and (ii) Price Communications filed a Form 4 during April 1997, that was not timely filed, reporting seven purchases during 1996.


               COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

               The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

               The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers. Each member of the Committee, whose names are set forth below this report, is an independent director of the Company.

Compensation Policies

               In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package consists of salary, variable annual cash compensation and stock-based long-term incentive awards.

               Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

               Annual bonuses are determined based on the Company's performance during the previous year, focusing particularly on growth in "pops", penetration and cash flow (measured by earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Committee has discretion also to consider individual performance in determining annual bonuses.

               Stock-based incentives, at the present time consisting of stock options granted at 100% of the stock's fair market value on the grant date, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and therefore, the return to the Company's stockholders. The number and timing of stock option grants is decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors.

Compensation of the Chief Executive Officer

               Effective July 1, 1995, the Committee recommended, and the Board approved, increasing Robert Price's base annual salary from $100,000 to $325,000. The Committee's recommendation as to base salary in this regard was based primarily on, and the Committee credited Mr. Price with, (i) the Company's successful acquisition of certain cellular systems in 1995, (ii) improvements in the results of operations of such systems since the Company's acquisition thereof, (iii) the Company's pending acquisitions, (iv) the Company's successful completion of certain financings during 1995 and (v) successful completion of certain financings during 1995 by the Company's wholly owned subsidiary, PriCellular Wireless Corporation. In addition, in April 1996, based on the foregoing accomplishments, the Committee recommended, and the Board approved, a bonus of $210,000 based on Mr.
Price's performance during 1995.

               During 1996, Mr. Price made similar contributions to the Company. Accordingly, the Committee recommended, and the Board approved, maintaining Mr. Price's annual salary at $325,000, and the payment of a bonus of $325,000 based on Mr. Price's performance during 1996.

      BRION B. APPLEGATE



                       STOCK PRICE PERFORMANCE GRAPH

               The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

               The graph below compares cumulative total returns of the Company, the S&P 500 Index and a peer group consisting of six publicly traded cellular telephone companies (described below). The stock price performance shown on the graph below is not necessarily indicative of future price performance.


[GRAPH]




                            12/22/94     12/30/94     12/29/95     12/31/96
                            --------     --------     --------     --------

PriCellular Corporation      100.00       102.63       171.05
S&P 500 Index                100.00        99.91       137.45
Peer Group Index             100.00       102.99        98.48


Note: Assumes $100 invested on 12/22/94 in PriCellular Corporation shares of Class A Common Stock, the S&P 500 Index and the Peer Group Index. The Peer Group Index was prepared by Standard & Poor's Compustat specifically for the Company and consists of AirTouch Communications, Inc., United States Cellular Corporation, Centennial Cellular Corp., Vanguard Cellular Systems, Inc., Rogers Cantel Mobile Communications Inc. and Cellular Communications of Puerto Rico, Inc.

2.  Increase in Number of Authorized Shares of Class B Common Stock

               At the meeting, the stockholders will be asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 20,000,000 to 50,000,000. Currently, there are 19,170,736 shares of Class B Common Stock outstanding.

               The Board has determined that it is advisable to increase the authorized number of shares of Class B Common Stock in order to ensure that the Company has an adequate number of authorized and unissued shares of Class B Common Stock for issuance in connection with the exercise of outstanding warrants and in connection with stock splits. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility.

               The Company currently has no plans to issue any additional shares of Class B Common Stock other than shares that may be issued in connection with (i) the exercise of outstanding warrants and (ii) future stock splits. If approved, the increased number of authorized shares of Class B Common Stock will be available from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except under the rules of any national securities exchange on which shares of the Company are at the time listed.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

Solicitation of Proxies

               The cost of soliciting proxies for the 1997 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

               The Annual Report of the Company for the year ended December 31, 1996 is expected to be mailed to all stockholders on or about April 15, 1997.

Stockholder Proposals

               In general, stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company at least 120 days in advance of the day and month of the last proxy statement mailed out for any annual meeting to be considered for the 1998 Annual Meeting. The requirements for submitting such proposals are set forth in the Company's Bylaws.

               Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 1998 Annual Meeting must be received by the Company by December 16, 1997.

Other Matters

               The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.


PROXY                                                                   PROXY


                            PRICELLULAR CORPORATION

                     Proxy Solicited by Board of Directors
            for the Annual Meeting of Stockholders on May 14, 1997

      The undersigned stockholder of PRICELLULAR CORPORATION hereby appoints Robert Price and Kim I. Pressman, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Class A Common Stock, Class B Common Stock or Series A Cumulative Convertible Preferred Stock of PRICELLULAR CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York on Wednesday, May 14, 1997, at 10:00 a.m. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such Class A Common Stock.

     IMPORTANT - This Proxy must be signed and dated on the reverse side.

                THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO
             INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY
                      WILL BE VOTED FOR PROPOSALS 1 AND 2


               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                             USING DARK INK ONLY


1.    Election of Directors:

      Nominees: Robert Price, Kim I. Pressman, Steven Price, Brion B. Applegate and Scott M. Sperling

      For   Withheld   For All Except
      [ ]   [ ]        [ ]


For all except nominees written in below


-------------------------------------------------------

2 Approval of the amendment to the Company's Amended and Restated Certification of Incorporation to increase the number of authorized shares of Class B Common Stock, par value $.01 per share, from 20,000,000 to 50,000,000 shares.

      For   Against   Abstain
      [ ]   [ ]       [ ]



3. In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting and any and all adjournments thereof.


IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided below. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

PLEASE SIGN HERE AND RETURN PROMPTLY




____________________________________
      Signature




____________________________________
      Signature


Dated:___________________, 1997